Exhibit 10.2
EXECUTION VERSION
AMENDED AND RESTATED SECURITY AGREEMENT
     THIS AMENDED AND RESTATED SECURITY AGREEMENT (as it may be amended or modified from time to time, the “Security Agreement”) is entered into as of April 27, 2011 by and between each of the undersigned grantors (each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”), for the Secured Creditors party to the Credit Agreement referred to below.
PRELIMINARY STATEMENT
     WHEREAS, certain of the Grantors, the financial institutions party thereto and the Administrative Agent entered into that certain Security Agreement dated as of August 9, 2007 (as amended, the “Existing Security Agreement”);
     WHEREAS, the Grantors, the Administrative Agent and the Lenders are entering into an Amended and Restated Credit Agreement dated as of the date hereof (as it may be amended, modified and/or restated from time to time, the “Credit Agreement”);
     WHEREAS, the Borrowers, the Administrative Agent and the Lenders wish to amend and restate the Existing Security Agreement on the terms and conditions set forth below; and
     WHEREAS, each Grantor is entering into this Security Agreement in order to induce the Lenders to enter into and extend credit to Furniture Brands International, Inc., a Delaware corporation (“Furniture Brands”), Broyhill Furniture Industries, Inc., a North Carolina corporation (“Broyhill”), HDM Furniture Industries, Inc., a Delaware corporation (“HDM”), Lane Furniture Industries, Inc., a Mississippi corporation (“Lane”), Thomasville Furniture Industries, Inc., a Delaware corporation (“Thomasville”), Maitland-Smith Furniture Industries, Inc., a Delaware corporation (“Maitland-Smith”, and, together with Furniture Brands, HDM, Broyhill Lane and Thomasville, each a “Borrower,” and, collectively, the “Borrowers”), under the Credit Agreement and to secure the Secured Obligations that it has agreed to guarantee pursuant to Article X of the Credit Agreement.
     ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Creditors, hereby agree to amend and restate the Existing Security Agreement as follows:
ARTICLE I
DEFINITIONS
     1.1 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
     1.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.
     1.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:
     “Accounts” shall have the meaning set forth in Article 9 of the UCC.
     “Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.
     “Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.
     “Collateral” shall have the meaning set forth in Article II.

     “Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any Loan Party for any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, or otherwise modified from time to time.
     “Collateral Deposit Account” shall have the meaning set forth in Section 7.1(a).
     “Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Administrative Agent or any Lender with respect to the Collateral pursuant to any Loan Document.
     “Collection Account” shall have the meaning set forth in Section 7.1(b).
     “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.
     “Control Agreements” shall mean the Deposit Account Control Agreements and the Securities Account Control Agreements.
     “Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.
     “Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Loan Party, a banking institution holding such Loan Party’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Loan Party with such banking institution.
     “Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.
     “Disclosure Letter” means that letter dated the date hereof from the Loan Parties to the Lenders and the Administrative Agent.
     “Documents” shall have the meaning set forth in Article 9 of the UCC.
     “Dominion Period” shall have the meaning set forth in Section 7.1(b).
     “Event of Default” means an event described in Section 5.1.
     “Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
     “General Intangibles” shall have the meaning set forth in Article 9 of the UCC.
     “Instruments” shall have the meaning set forth in Article 9 of the UCC.
     “Inventory” shall have the meaning set forth in Article 9 of the UCC.
     “Investment Property” shall have the meaning set forth in Article 9 of the UCC.

     “Lenders” means the lenders party to the Credit Agreement and their successors and assigns.
     “Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.
     “Lock Boxes” shall have the meaning set forth in Section 7.1(a).
     “Lock Box Agreements” shall have the meaning set forth in Section 7.1(a).
     “Other Inventory” means Inventory having an aggregate value not in excess of $500,000 of which not more than $50,000 in value is at any single location.
     “Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.
     “Required Secured Parties” means (a) prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full, the Required Lenders, and (b) after the Credit Agreement has terminated by its terms and all of the Obligations thereunder have been paid in full (whether or not the Obligations under the Credit Agreement were ever accelerated), Secured Creditors holding in the aggregate at least a majority of the aggregate (i) net early termination payments and all other amounts then due and unpaid from any Grantor to the Secured Creditors under any Swap Agreement and (ii) due and unpaid Banking Services Obligations, in each case as determined by the Administrative Agent in its reasonable discretion.
     “Restatement Date” shall have the meaning set forth in the Credit Agreement.
     “Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.
     “Secured Creditors” means, collectively, each Lender, any Affiliate which is the holder of any Banking Services Obligations, any Affiliate of any Lender (even if such Lender ceases to be a Lender under the Credit Agreement) which is the holder of any Swap Obligations, the Administrative Agent, the Issuing Bank, the Swingline Lender and all of their respective successors and assigns.
     “Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among any Loan Party, a securities intermediary holding such Loan Party’s financial assets, and the Administrative Agent with respect to collection and control of all financial assets held in a securities account maintained by any Loan Party with such institution.
     “Securities Accounts” shall have the meaning set forth in Article 8 of the UCC.
     “Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.
     “Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.
     “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Lender’s Lien on any Collateral.
     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE II
GRANT OF SECURITY INTEREST
     Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Secured Creditors, a security interest in all of its right, title and interest in, to and under the following personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”):
     (i) all Accounts;
     (ii) all Inventory;
     (iii) all Chattel Paper, Documents and Instruments evidencing or substituting for the foregoing;
     (iv) all letters of credit, Letter-of-Credit Rights and Supporting Obligations relating to any of the foregoing;
     (v) all Deposit Accounts or Securities Accounts with any bank or other financial institution including all cash or cash equivalents and Investment Property deposited therein or credited thereto;
     (vi) and all accessions to, substitutions for and replacements, proceeds, insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;
to secure the prompt and complete payment and performance of the Secured Obligations. Subject only to the limited license set forth in Section 5.4, the term Collateral shall not include any Copyrights, Trademarks or other intellectual property of any Grantor.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Each Grantor represents and warrants to the Administrative Agent and the Secured Creditors that:
     3.1 Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit E to the Disclosure Letter, the Administrative Agent will have a perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by filing a financing statement under the UCC, subject only to Liens permitted under Section 4.1(e).

     3.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization, if any, and its federal employer identification number are set forth on Exhibit A to the Disclosure Letter.
     3.3 Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A to the Disclosure Letter; such Grantor has no other places of business except those set forth in Exhibit A to the Disclosure Letter.
     3.4 Collateral Locations. All of such Grantor’s locations where Collateral (other than Other Inventory and Inventory in transit) is located are listed on Exhibit A to the Disclosure Letter. All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Part VII(b) of Exhibit A to the Disclosure Letter and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part VII(c) of Exhibit A to the Disclosure Letter. Grantors shall provide notice to Administrative Agent not less than 10 days prior to the expiration of any lease of any Collateral Locations listed on Exhibit A to the Disclosure Letter.
     3.5 Accounts. All of such Grantor’s Deposit Accounts and Securities Accounts are listed on Exhibit B to the Disclosure Letter.
     3.6 Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name except as disclosed on Exhibit C to the Disclosure Letter, nor has such Grantor been a party to any merger or consolidation, or been a party to any acquisition during the past five years except as disclosed on Exhibit C to the Disclosure Letter.
     3.7 Letter-of-Credit Rights and Chattel Paper. Exhibit D to the Disclosure Letter lists all Letter-of-Credit Rights and Chattel Paper of such Grantor with an aggregate face value in excess of $100,000 which, in either case, constitutes Collateral. All action by such Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit D to the Disclosure Letter (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Administrative Agent will have a perfected first priority security interest in the Collateral listed on Exhibit D to the Disclosure Letter, subject only to Liens permitted under Section 4.1(e).
     3.8 Accounts and Chattel Paper.
          (a) The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper are and will be correctly stated in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Administrative Agent by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be.
          (b) With respect to its Accounts as reported to the Administrative Agent, except as specifically disclosed on the most recent Collateral Report, (i) all Accounts are Eligible Accounts; (ii) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (iii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Grantor in the ordinary course of its business for prompt payment and disclosed to the Administrative Agent; (iv) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and Collateral Reports with respect thereto; (v) such Grantor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which may reasonably be expected to result in any adverse change in such Account Debtor’s financial condition; and (vi) such Grantor has no knowledge that any Account Debtor is unable generally to pay its debts as they become due.
          (c) In addition, with respect to all of its Accounts as reported to the Administrative Agent, (i) the amounts shown on all invoices, statements and Collateral Reports with respect thereto are actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent; (ii) no payments have been or shall be made thereon except payments immediately delivered to a Lock Box or a Collateral Deposit Account as required pursuant to Section 7.1; and (iii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.
     3.9 Inventory. With respect to any of its Inventory scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Other Inventory and Inventory in transit) is located at one of such Grantor’s locations set forth on Exhibit A to the Disclosure Letter, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest whatsoever except for the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Creditors, and except for Liens permitted by Section 4.1(e), (d) except as specifically disclosed in the most recent Collateral Report, such Inventory is Eligible Inventory of good and merchantable quality, free from any defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (g) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.
     3.10 No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed or is of record in any jurisdiction except (a) for financing statements or security agreements naming the Administrative Agent on behalf of the Secured Creditors as the secured party and (b) as permitted by Section 4.1(e).
ARTICLE IV
COVENANTS
     From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:
     4.1 General.
          (a) Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Administrative Agent, such reports relating to such Collateral as the Administrative Agent shall from time to time reasonably request.
          (b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first priority perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 4.1(e).

Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction that Administrative Agent reasonably determines to be necessary and may (i) indicate such Grantor’s Collateral by any description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor. Such Grantor also agrees to furnish any such information to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
          (c) Further Assurances. Such Grantor will, if so requested by the Administrative Agent, furnish to the Administrative Agent, as often as the Administrative Agent requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Administrative Agent may reasonably request, all in such detail as the Administrative Agent may specify. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.
          (d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise dispose of the Collateral owned by it without prior written consent of the Required Lenders except for dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.
          (e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except Liens permitted by Section 6.02 of the Credit Agreement.
          (f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except as permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.
          (g) Locations. Such Grantor will not (i) maintain any Collateral owned by it (other than Other Inventory and Collateral in transit) at any location other than those locations listed on Exhibit A to the Disclosure Letter, (ii) otherwise change, or add to, such locations without the Administrative Agent’s prior written consent (and if the Administrative Agent gives such consent, such Grantor will concurrently therewith obtain a Collateral Access Agreement for each such location to the extent requested by the Administrative Agent), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A to the Disclosure Letter, other than as permitted by the Credit Agreement. Upon the granting of any consent pursuant to Section 4.1(g)(ii), compliance with Section 4.10 and, if applicable, the delivery of any Collateral Access Agreement referred to in Section 4.1(g)(ii), Exhibit A to the Disclosure Letter shall be deemed automatically amended to reflect the applicable addition or change.
          (h) Compliance with Terms. Such Grantor will perform and comply with all material obligations in respect of the Collateral owned by it and all agreements to which it is a party or by which it is bound relating to such Collateral.
     4.2 Receivables.
          (a) Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, at any time an Event of Default does not exist, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business or as otherwise permitted by Section 6.05 of the Credit Agreement.

          (b) Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will make commercially reasonable efforts to collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it in accordance with its present policies and in the ordinary course of business.
          (c) Delivery of Invoices. Such Grantor will deliver to the Administrative Agent immediately upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Administrative Agent shall specify.
          (d) Disclosure of Counterclaims on Receivables. At any time that Availability shall be less than the Changeover Amount and also at any time when an Event of Default shall have occurred and be continuing, (i) (A) if any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on any Receivable owned by such Grantor exists or (B) if, to the knowledge of such Grantor, any dispute, setoff, claim, counterclaim or defense exists or has been overtly asserted or threatened with respect to any such Receivable, such Grantor will disclose such fact to the Administrative Agent on the Borrowing Base Certificates submitted by it and (ii) (A) such Grantor shall send the Administrative Agent a copy of each credit memorandum in excess of $100,000 upon issuance, and (B) such Grantor shall promptly report each credit memo and each of the facts required to be disclosed to the Administrative Agent in accordance with this Section 4.2(d) on the Borrowing Base Certificates submitted by it.
          (e) Electronic Chattel Paper. Such Grantor shall take all commercially reasonable steps necessary to grant the Administrative Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.
     4.3 Inventory.
          (a) Maintenance of Goods. Such Grantor will do all things commercially reasonable to maintain, preserve, protect and keep its Inventory in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business.
          (b) Returned Inventory. If Account Debtors return Inventory to such Grantor having an individual or aggregate value in excess of $250,000 when no Event of Default exists, then such Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Such Grantor shall immediately report to the Administrative Agent any return involving an amount in excess of $250,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to such Grantor when availability is less than the Changeover Amount or if an Event of Default exists, such Grantor, upon the request of the Administrative Agent, shall: (i) hold the returned Inventory in trust for the Administrative Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Administrative Agent’s written instructions; (iv) not issue any credits or allowances with respect thereto without the Administrative Agent’s prior written consent; and (v) disclose such returned Inventory to the Administrative Agent on the Borrowing Base Certificates submitted by it. All returned Inventory shall be subject to the Administrative Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.
          (c) Inventory Count; Perpetual Inventory System. Such Grantor will conduct a physical count of its Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other time as the Administrative Agent may reasonably request. Such Grantor, at its own expense, shall deliver to the Administrative Agent the results of each physical verification, which such Grantor has made, or has caused any other Person to make on its or the Administrative Agent’s behalf, of all or any portion of its Inventory. Such Grantor will maintain a perpetual inventory system at all times.

     4.4 Delivery of Instruments, Securities, Chattel Paper and Documents. Upon the Administrative Agent’s request, such Grantor will (a) deliver to the Administrative Agent immediately the originals of all Chattel Paper and Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any such Chattel Paper and Instruments constituting Collateral, (c) deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral and (d) deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit A hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall at all times be considered to be part of the Collateral; provided, however, that so long as no Event of Default shall have occurred and be continuing, the failure of the Grantors to make delivery to the Administrative Agent upon request of Chattel Paper and Instruments having an aggregate (for all such Chattel Paper and Instruments for all Grantors) face amount not in excess of $100,000 shall not be a breach of this Section.
     4.5 Federal, State or Municipal Claims. Such Grantor will promptly notify the Administrative Agent of any Collateral with an individual face value exceeding $250,000 which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.
     4.6 No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.
     4.7 Insurance.
          (a) All insurance policies required hereunder and under Section 5.09 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Secured Creditors) as an additional insured or as loss payee, as applicable, and shall contain loss payable clauses or mortgagee clauses, or through endorsements, in each case, in form and substance reasonably satisfactory to the Administrative Agent, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Administrative Agent unless the loss proceeds thereunder are less than $500,000, in which case the proceeds may be issued directly to the Grantor, other than if a Default or Event of Default shall be occurring; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days prior written notice given to the Administrative Agent.
          (b) All premiums on any such insurance shall be paid when due by such Grantor, and copies, binders or extracts of the policies delivered to the Administrative Agent upon written request therefor. Unless a Grantor provides the Administrative Agent with evidence of the insurance coverage required by this Security Agreement, the Administrative Agent may purchase insurance at such Grantor’s or the Borrowers’ expense to protect the Administrative Agent’s and the Secured Creditors’ interests in the Collateral. This insurance may, but need not, protect such Grantor’s interests. The coverage that the Administrative Agent purchases may not pay any claim that such Grantor makes or any claim that is made against such Grantor in connection with the Collateral. Such Grantor may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with evidence that such Grantor has obtained insurance as required by this Security Agreement. If the Administrative Agent purchases insurance for the Collateral, such Grantor will be responsible for the costs of that insurance, including interest and any other reasonable charges the Administrative Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Borrowers’ or such Grantor’s total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance such Grantor may be able to obtain on its own. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.
     4.8 Collateral Access Agreements. Subject to Section 5.13(d) of the Credit Agreement, such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each leased property, mortgagee of owned property or bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. With respect to such locations or warehouse space leased as of the Restatement Date and thereafter, if the Administrative Agent has not received a Collateral Access Agreement as of the Restatement Date (or, if later, as of the date such location is acquired or leased), Borrower’s Eligible Inventory at that location shall be excluded from the Borrowing Base or subject to such Reserves as may be established by the Administrative Agent, in its Permitted Discretion. After the Restatement Date, no real property or warehouse space shall be leased by such Grantor and no Inventory shall be shipped to a processor or converter under arrangements established after the Restatement Date, unless and until a satisfactory Collateral Access Agreement reasonably satisfactory to the Administrative Agent shall first have been obtained with respect to such location and if it has not been obtained, Borrower’s Eligible Inventory at that location shall, in the Administrative Agent’s Permitted Discretion, either be excluded from the Borrowing Base or made subject to the establishment of Reserves determined by the Administrative Agent in its Permitted Discretion. Such Grantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or third party warehouse where any Collateral is or may be located.
     4.9 Deposit Account Control Agreements. Subject to Section 5.13(d) of the Credit Agreement, such Grantor will use commercially reasonable efforts to provide to the Administrative Agent upon the Administrative Agent’s request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of such Grantor as set forth in this Security Agreement; provided that, the Administrative Agent may, in its discretion, defer delivery of any such Deposit Account Control Agreement, establish a Reserve with respect to any deposit account for which the Administrative Agent has not received such Deposit Account Control Agreement, and require such Grantor to open and maintain a new deposit account with a financial institution subject to a Deposit Account Control Agreement.
     4.10 Change of Name or Location; Change of Fiscal Year. Such Grantor shall not (a) change its name as it appears in official filings in the state of its incorporation or organization, (b) change its chief executive office, principal place of business, mailing address, corporate offices or warehouses or locations at which Collateral (excluding Other Inventory) is held or stored, or the location of its records concerning the Collateral as set forth in this Security Agreement, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Administrative Agent shall have received at least thirty days (or such lesser time as the Administrative Agent shall otherwise agree) prior written notice of such change and the Administrative Agent shall have acknowledged in writing that either (1) such change will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (2) any reasonable action requested by the Administrative Agent in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Administrative Agent, on behalf of the Secured Creditors, in any Collateral), provided that, any new location shall be in the continental U.S. Such Grantor shall not change its fiscal year which currently ends on December 31.
ARTICLE V
EVENTS OF DEFAULT AND REMEDIES
     5.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

          (a) Any representation or warranty made by or on behalf of any Grantor under or in connection with this Security Agreement shall be materially false as of the date on which made.
          (b) The breach by any Grantor of any of the terms or provisions of Article IV or Article VII.
          (c) The breach by any Grantor (other than a breach which constitutes an Event of Default under any other Section of this Article V) of any of the terms or provisions of this Security Agreement which is not remedied within thirty days after the earlier of such Grantor’s knowledge of such breach or such Grantor’s receipt of notice thereof from the Administrative Agent (which notice will be given at the request of any Lender).
          (d) The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.
     5.2 Remedies.
          (a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may exercise any or all of the following rights and remedies:
          (i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Creditors prior to an Event of Default;
          (ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;
          (iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement and take any action permitted therein with respect to such Collateral; and
          (iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable in its Permitted Discretion.
          (b) The Administrative Agent, on behalf of the Secured Creditors, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          (c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Creditors, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.
          (d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and the Secured Creditors), with respect to such appointment without prior notice or hearing as to such appointment.
          (e) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Swap Obligations or Banking Services Obligations outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Obligations or Banking Services Obligations pursuant to the terms of the applicable related agreement.
          (f) Notwithstanding the foregoing, neither the Administrative Agent nor the Secured Creditors shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
     5.3 Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence of an Event of Default, each Grantor will:
          (a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere; and
          (b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy.
     5.4 Grant of Intellectual Property License. For the sole and limited purpose of enabling the Administrative Agent to exercise the rights and remedies permitted under this Article V only at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Creditors, a nonexclusive, irrevocable license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor (only to the extent Grantor has the right to grant any such rights), and wherever the same may be located, and including in such license access to all media owned or licensed by Grantor in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to (to the extent permitted under any such licenses) such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. Any license granted pursuant to this Section shall not be effective unless and until the Administrative Agent shall exercise its rights or remedies under this Article V and shall terminate upon the termination of this Security Agreement pursuant to Section 8.14.

ARTICLE VI
ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY
     6.1 Account Verification. The Administrative Agent may at any time, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s reasonable satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.
     6.2 Authorization for Secured Party to Take Certain Action.
          (a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time (except in the case of subsections (vi), (vii)(A), (viii)(A), (ix), (x), (xi), (xii) and (xiv)(A) only at a time when either Availability is less than the Changeover Amount or a Default has occurred and is continuing) in the Permitted Discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to endorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Section 7.3, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), (vi) to contact Account Debtors for any reason not contemplated by Section 6.1 (it being understood that nothing in this Section shall impair the Administrative Agent’s rights under Section 6.1), (vii) (A) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and (B) to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) to sign such Grantor’s name on (A) any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and (B) verifications of Receivables, (ix) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) to settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) (A) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and (B) to receive, open and dispose of all mail addressed to such Grantor, and (xv) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on receipt of invoice for any reasonable payment made or any out-of-pocket expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.
          (b) All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Creditors, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.
     6.3 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 8.14.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY LENDER, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.
ARTICLE VII
COLLECTION AND APPLICATION OF COLLATERAL PROCEEDS; DEPOSIT ACCOUNTS
     7.1 Collection of Receivables.
          (a) Subject to Section 5.13(d) of the Credit Agreement, on or before the Restatement Date, each Grantor shall (a) execute and deliver to the Administrative Agent Deposit Account Control Agreements for each Deposit Account maintained by such Grantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Receivables will be deposited (a “Collateral Deposit Account”), which Collateral Deposit Accounts are identified as such on Exhibit B to the Disclosure Letter, and (b) establish lock box service (the “Lock Boxes”) with the bank(s) set forth in Exhibit B to the Disclosure Letter, which lock boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise reasonably acceptable to the Administrative Agent (a “Lock Box Agreement”) and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account following its receipt of a notice from the Administrative Agent per the penultimate sentence of Section 7.1(b). After the Restatement Date, each Grantor will comply with the terms of Section 7.2.
          (b) Each Grantor shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements. During the Dominion Period (as defined below), the Administrative Agent shall have sole access to the Lock Boxes at all times and each Grantor shall take all actions necessary to grant the Administrative Agent such sole access. At no time during the Dominion Period shall any Grantor remove any item from a Lock Box or from a Collateral Deposit Account without the Administrative Agent’s prior written consent. If any Grantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Administrative Agent, the Administrative Agent shall be entitled to make such notification directly to Account Debtor. If notwithstanding the foregoing instructions, any Grantor receives any proceeds of any Receivables, such Grantor shall, during the Dominion Period, receive such payments as the Administrative Agent’s trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. At any time Availability is less than the Changeover Amount or upon the occurrence and during the continuance of an Event of Default (any such time being within the “Dominion Period”), upon the request of the Administrative Agent (which may be made without Required Lender direction or consent) and following delivery of notice by the Administrative Agent to the applicable depositary banks, all funds deposited into any Lock Box subject to a Lock Box Agreement or a Deposit Account subject to a Deposit Account Control Agreement will be swept on a daily basis into a collection account maintained by such Grantor with the Administrative Agent (the “Collection Account”). All funds held, deposited or transferred into any Securities Account subject to a Securities Account Control Agreement shall be transferred to the Collection Account pursuant to such instructions as shall be delivered by the Administrative Agent to the applicable securities intermediary. The Administrative Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 7.3. The obligation of the Loan Parties to comply with the foregoing requirement shall continue until Availability has exceeded the Changeover Amount for 90 consecutive days. The Administrative Agent shall thereafter promptly take all necessary actions to terminate such cash dominion.

     7.2 Covenant Regarding New Deposit Accounts; Lock Boxes. Before opening or replacing any Collateral Deposit Account, other Deposit Account, or establishing a new Lock Box, each Grantor shall (a) obtain the Administrative Agent’s consent in writing to the opening of such Deposit Account or Lock Box, and (b) cause each bank or financial institution in which it seeks to open (i) a Deposit Account, to enter into a Deposit Account Control Agreement with the Administrative Agent in order to give the Administrative Agent Control of such Deposit Account, or (ii) a Lock Box, to enter into a Lock Box Agreement with the Administrative Agent in order to give the Administrative Agent Control of the Lock Box. In the case of Deposit Accounts or Lock Boxes maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.
     7.3 Application of Proceeds During the Dominion Period; Deficiency. All amounts deposited in the Collection Account shall be deemed received by the Administrative Agent in accordance with Section 2.18 of the Credit Agreement and shall, after having been credited to the Collection Account, be applied (and allocated) by the Administrative Agent in accordance with Section 2.10(b) of the Credit Agreement. The Administrative Agent shall require all other cash proceeds of the Collateral, which are not required to be applied to the Obligations pursuant to Section 2.11 of the Credit Agreement, to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over said cash collateral account. Any such proceeds of the Collateral shall be applied in the order set forth in Section 2.18 of the Credit Agreement unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Secured Obligations (other than unasserted contingent indemnification obligations) have been satisfied, shall be deposited by the Administrative Agent into such Grantor’s general operating account with the Administrative Agent or such other account as such Grantor shall request. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any attorneys’ fees and other expenses incurred by Administrative Agent or any Lender to collect such deficiency.
ARTICLE VIII
GENERAL PROVISIONS
     8.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article IX, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Lender arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Lender as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Lender, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.
     8.2 Limitation on Administrative Agent’s and Secured Creditors’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the

Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.
     8.3 Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its Permitted Discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.
     8.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, upon the occurrence and during the continuance of a Default, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 8.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable upon receipt of an invoice therefor.
     8.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.5, 4.7, 4.8, 4.9, 4.10, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the Secured Creditors, that the Administrative Agent and the Secured Creditors have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Creditors to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.
     8.6 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the Secured Creditors unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Secured Parties.
     8.7 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth; provided, however, that Exhibit A to the Disclosure Letter shall be automatically amended as provided in Section 4.1(g). All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Creditors until the Secured Obligations (other than unasserted contingent indemnification obligations) have been paid in full.
     8.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
     8.9 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     8.10 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Creditors and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein without the prior written consent of the Administrative Agent and any attempted assignment by a Grantor without such consent shall be null and void. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Creditors, hereunder.

     8.11 Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
     8.12 Taxes and Expenses. Any taxes payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Grantors, together with interest and penalties, if any. The Grantors shall reimburse the Administrative Agent for any and all out-of-pocket expenses (including reasonable outside attorneys’, auditors’ and accountants’ fees) paid or incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.
     8.13 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.
     8.14 Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations (other than unasserted contingent indemnification obligations) have been indefeasibly paid and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or Supporting Letter of Credit has been delivered to the Administrative Agent as required by the Credit Agreement) and no commitments of the Administrative Agent or the Secured Creditors which would give rise to any Secured Obligations are outstanding.
     8.15 Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.
     8.16 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
     8.17 CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.
     8.18 WAIVER OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED

WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.
     8.19 Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the Secured Creditors, and their respective successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent or any Secured Creditor is a party thereto) imposed on, incurred by or asserted against the Administrative Agent or the Secured Creditors, or their respective successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Administrative Agent or the Secured Creditors or any Grantor).
     8.20 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart.
ARTICLE IX
NOTICES
     Notwithstanding the disclosure of a mailing address for each Grantor on Exhibit A to the Disclosure Letter, any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 9.01 of the Credit Agreement.
ARTICLE X
THE ADMINISTRATIVE AGENT
     JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Secured Creditors hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Creditors to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.
ARTICLE XI
AMENDMENT AND RESTATEMENT
     This Security Agreement amends and restates the Existing Security Agreement in its entirety and, upon effectiveness of this Security Agreement, the terms and provisions of the Existing Security Agreement shall, subject to the following sentence, be superseded hereby and the rights and obligations of the parties hereto shall be governed by this Security Agreement rather than the Existing Security Agreement. This Security Agreement is given in substitution for the Existing Security Agreement, is in no way intended to constitute a novation of the Existing Security Agreement and the Liens granted in the Existing Security Agreement hereby are renewed and extended and shall be continuing. The parties hereto acknowledge and agree that any waivers, express or implied by course of conduct or otherwise, amendments or other actions (or failures to act) under the Existing Security Agreement shall be of no use in interpreting the rights and duties of the parties under this Security Agreement.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

FURNITURE BRANDS INTERNATIONAL, INC.
BROYHILL FURNITURE INDUSTRIES, INC.
LANE FURNITURE INDUSTRIES, INC.
THOMASVILLE FURNITURE INDUSTRIES, INC.
ACTION TRANSPORT, INC.
BROYHILL TRANSPORT, INC.
BROYHILL RETAIL, INC.
BROYHILL HOME FURNISHINGS, INC.
THOMASVILLE RETAIL, INC.
HDM RETAIL, INC.
FAYETTE ENTERPRISES, INC.
HDM FURNITURE INDUSTRIES, INC.
HDM TRANSPORT, INC.
LANEVENTURE, INC.
MAITLAND-SMITH FURNITURE INDUSTRIES, INC.
THE LANE COMPANY, INCORPORATED
LANE HOME FURNISHINGS RETAIL, INC.
THOMASVILLE HOME FURNISHINGS, INC.
FURNITURE BRANDS RESOURCE COMPANY, INC.
FURNITURE BRANDS HOLDINGS, INC.
FURNITURE BRANDS OPERATIONS, INC.

By	/s/ Steven G. Rolls
	Name:	Steven G. Rolls
	Title:	Senior Vice President of Furniture Brands and Senior Vice President-Finance of each other Grantor On behalf of each of the above Grantors

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Bradford R. Kuhn
	Name:	Bradford R. Kuhn
	Title:	Duly Authorized Signatory

EXHIBIT A
(See Section 4.4 of Security Agreement)
AMENDMENT
This Amendment, dated ________________, ___ is delivered pursuant to Section 4.4 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Amended and Restated Security Agreement, dated April 27, 2011, between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent, (the “Security Agreement”) and confirms that the Collateral listed on Schedule I to this Amendment is and shall be a part of the Collateral referred to in said Security Agreement and does and shall secure all Secured Obligations referred to in said Security Agreement.

GRANTORS:

FURNITURE BRANDS INTERNATIONAL, INC.
BROYHILL FURNITURE INDUSTRIES, INC.
LANE FURNITURE INDUSTRIES, INC.
THOMASVILLE FURNITURE INDUSTRIES, INC.
ACTION TRANSPORT, INC.
BROYHILL TRANSPORT, INC.
BROYHILL RETAIL, INC.
BROYHILL HOME FURNISHINGS, INC.
THOMASVILLE RETAIL, INC.
HDM RETAIL, INC.
FAYETTE ENTERPRISES, INC.
HDM FURNITURE INDUSTRIES, INC.
HDM TRANSPORT, INC.
LANEVENTURE, INC.
MAITLAND-SMITH FURNITURE INDUSTRIES, INC.
THE LANE COMPANY, INCORPORATED
LANE HOME FURNISHINGS RETAIL, INC.
THOMASVILLE HOME FURNISHINGS, INC.
FURNITURE BRANDS RESOURCE COMPANY, INC.
FURNITURE BRANDS HOLDINGS, INC.
FURNITURE BRANDS OPERATIONS, INC.

By
	Name:	Steven G. Rolls
	Title:	Senior Vice President of Furniture Brands and Senior Vice President - Finance of each other Grantor On behalf of each of the above Grantors

SCHEDULE I TO AMENDMENT
[see attached]